IMAX CORPORATION
Exhibit 32.2
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes—Oxley Act of 2002
(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Joseph Sparacio, Executive Vice President & Chief Financial Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:
     The Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2010	/s/ Joseph Sparacio
Joseph Sparacio
Executive Vice President & Chief Financial Officer